Press Release
CONTACT:
Barbara M. Conley
General Counsel
First Business Financial Services, Inc.
608-232-5902
bconley@firstbusiness.com

Sanders Appointed to First Business Board of Directors

MADISON, WI, September 21, 2016 - First Business Financial Services, Inc. (NASDAQ:FBIZ) announced today that Carol P. Sanders has been appointed to the Board of Directors of First Business Financial Services, Inc.

“We are very pleased to have Carol Sanders join our holding company board,” stated Corey Chambas, CEO. “Carol has significant experience serving on public company boards and an impressive 25-plus year career in the insurance industry as a financial executive. Her expertise and in-depth knowledge of complex business issues will prove valuable to First Business and its shareholders.”

“I am truly impressed with First Business’ strength and performance, and I look forward to contributing to the company’s future success,” stated Sanders.

Ms. Sanders is a senior financial executive and most recently served as Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance a Mutual Company. Previously, Ms. Sanders served as Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company, and also as Senior Vice President, Chief Financial Officer and Treasurer. Ms. Sanders has been on the Board of Directors of Alliant Energy Corporation (NYSE: LNT), since 2005. She is currently serving as chair of the compensation and personnel committee, as a member of both the executive and nominating and governance committees and served previously as the chair of the audit committee. In May 2016, Ms. Sanders joined the Board of Directors of RenaissanceRe Holdings Ltd. (NYSE: RNR) and is a member of the audit committee.
About First Business Financial Services, Inc.
First Business Financial Services is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives and high net worth individuals. First Business offers commercial banking, specialty finance and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

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